Exhibit 10.2
AMENDMENT TO THE
THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT
WITH JOSEPH M. O’DONNELL
DATED OCTOBER 21, 2005
     The parties to this Amendment, dated as of March 10, 2006 (the “Amendment Date”), are Artesyn Technologies, Inc., a Florida corporation (the “Company”), and Joseph M. O’Donnell (the “Executive”). The Company and the Executive are parties to a Third Amended and Restated Employment Agreement, dated as of October 21, 2005 (the “Existing Agreement”). The Company and the Executive desire to remove restrictions under the terms of the Existing Agreement on the Executive seeking potential employment with another entity. Unless otherwise defined herein, defined terms used in this Amendment have the same meaning as such terms in the Existing Agreement.
     Accordingly, the parties, for good and valuable consideration and intending to be legally bound, agree that the Existing Agreement is amended as follows:
     1. Effective as of the Amendment Date, the second sentence of Section 1.3 of the Existing Agreement is deleted in its entirety and that Section, as amended, shall read as follows:
     1.3 Full-Time Position. The Executive hereby agrees that, during the Employment Term he shall devote all of his business time, attention and skills to the business and affairs of the Company and its subsidiaries, except during vacation time as provided by Section 3.3 hereof and any periods of illness. Subject to the foregoing, nothing in this Agreement shall restrict the Executive from (i) managing his personal investments, personal business affairs and other personal matters, (ii) serving on the boards of directors of companies that do not compete directly or indirectly with the Company, (iii) serving on civic or charitable boards or committees or (iv) delivering lectures, fulfilling speaking engagements or teaching at educational institutions; provided, that none of such activities, either singly or in the aggregate, interfere with the performance of his duties under this Agreement. The Executive must receive approval of the Board prior to assuming any other directorships. It is hereby acknowledged that the Executive has received the necessary approvals to serve as a member of the Board of Directors of Parametric Technology Corporation.
     2. Except as specifically amended in this Amendment, the terms of the Existing Agreement shall remain in full force and effect.

     3. This Amendment and the Existing Agreement constitute the entire agreement of the parties hereto with respect to the subject matter thereof, and supersede all prior agreements and understandings of the parties hereto, oral and written, including all prior employment agreements. Each party hereby acknowledges and agrees that, other than as contained herein, no other representations or warranties, oral or written, have been made, expressly or impliedly, by the other party hereto.
     4. This Agreement may be executed in one or more counterparts, and by each of the parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and this Amendment shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to the other party hereto.
     5. This Amendment will be governed by the laws of the State of Florida applicable to contracts made and to be wholly performed therein.
     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Existing Agreement on the Amendment Date.

ARTESYN TECHNOLOGIES, INC.
By:	/s/ Gary R. Larsen
	Name:	Gary R. Larsen
	Title:	Vice President — Finance, Chief Executive Officer and Secretary

EXECUTIVE
/s/ Joseph M. O'Donnell
Joseph M. O’Donnell

AGREED AND ACCEPTED:
/s/ Phillip A. O'Reilly
Phillip A. O'Reilly
Chairman — Compensation Committee